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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  FORM 8 - K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 17, 1999


                                ----------------


                              Rnethealth.Com, Inc.
              (Exact name of registrant as specified in its chart)

           COLORADO                              7812                         39-1731029
(State or other jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)       Classification Code Number)         Indentification No.)
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                           1411 5th Street, Suite 250
                             Santa Monica, CA 90401
                    (Address of principal executive offices)

         Registrant's telephone number including area code: (310)393-3979

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Item 4.  Change in Registrant's Certifying Accountants


         (a)      RESPONSE TO REGULATION S-K, ITEM 304(a)(1):

         (i) On August 17, 1999, Rnethealth.com, Inc.(the "Company," which recently changed its name from Recovery Network, Inc.)
                  appointed independent auditor Corbin & Wertz and accepted the resignation of Arthur Andersen LLP ("Andersen")

         (ii) The reports of Andersen on the Company's financial statements as of and for the years ended June 30, 1998 and 1997 contained modification's that raised conerns regarding the Company's ability to continue as a going concern.

         (iii) During the Company's two most recent fiscal years and through August 17, 1999, the Company had no reportable disagreement(s) with Andersen with respect to accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Andersen would have caused Andersen to make reference to the subject matter of such disagreement(s) in connection with its reports.

         (iv) During the Company's two most recent fiscal years and through August 17, 1999, Andersen has not advised the Company of any "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).


         (b)      RESPONSE TO REGULATION S-K, ITEM 304(a)(2):

                  As set forth above Corbin & Wertz were engaged effective
                  August 17, 1999. During the Company's two most fiscal years and through August 17, 1999, neither the Company nor anyone acting on its behalf consulted Corbin & Wertz with respect to an issue, disagreement or "reportable event" described in Items 304(a)(2)(i) or 304(a)(2)(ii) of regulation S-K.



         (c)      RESPONSE TO REGULATION S-K, ITEM 304(a)(3):

                  Prior to filing this report the Company provided Andersen with a copy of the disclosure made herein and requested
                  Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether or not Andersen agrees to such disclosures.



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Item 7.           Financial Statements and Exhibits.

         (c) Exhibits:

16 Letter of Arthur Andersen LLP to the Securities and Exchange Comission included herein pursuant to the requirements off item 304 (a) of Regulation S-K.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE RECOVERY NETWORK, INC.


Date:  August 31, 1999                  By: /s/ Stacey Romm
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                                                Stacey Romm
                                           Chief Financial Officer